                                                                         Annex A
                                                                         -------


                          AMENDED AND RESTATED BYLAWS

                                       OF

                        VITALINK PHARMACY SERVICES, INC.
                     (Hereinafter called the "Corporation")

                          ---------------------------

                                    ARTICLE I


                                    OFFICES

          Section 1.  Office.  The registered office of the Corporation shall be
                      ------
in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2.  Additional Offices.  The Corporation may also have offices
                      ------------------
at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

          Section 3.  Registered Agent.  The registered agent of the Corporation
                      ----------------
shall be United States Corporation Company.

                                   ARTICLE II


                            MEETINGS OF STOCKHOLDERS

          Section 1.  Time and Place.  Meetings of stockholders for any purpose
                      --------------
may be held at such time and place, within or without the State of Delaware, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.  Annual Meeting.  Annual meetings of stockholders shall be
                      --------------
held on any date in the month of September or October in each year at 9:00 A.M.

or at such other time and such date and time as shall be designated, from time to time, by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

          Section 3.  Notice of Annual Meeting.  Written notice of the annual
                      ------------------------
meeting stating the place, date and time thereof shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 50 days prior to the meeting.

          Section 4.  List of Stockholders.  The officer in charge of the stock
                      --------------------
ledger of the Corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held (other than the place of the meeting), which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 5.  Special Meetings.  Special meetings of the stockholders,
                      ----------------
for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the Chief Executive Officer or by a majority of the entire Board of Directors; and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

          Section 6.  Notice of Special Meeting.  Written notice of a special
                      -------------------------
meeting stating the place, date and time thereof and the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 50 days prior to the meeting.

          Section 7.  Presiding Officer; Order of Business.
                      ------------------------------------

          Meetings of stockholders shall be presided over by the Chief Executive Officer, or if he is not present, by the Chairman of the Board, or, if he is not present, by such person who may have been chosen by the Board of Directors or, if none of such persons is present, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or by proxy. The Secretary of the Corporation or, if he is not present, an Assistant Secretary, or if he is not present, such person who may have been chosen by the Board of Directors, shall act as secretary of meetings of stockholders, but if none of such persons is present, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or by proxy shall choose any person present to act as secretary of the meeting.

          Section 8.  Quorum.  The holders of a majority of shares of capital
                      ------
stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than 30 days after the date of the original meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 9.  Voting.
                      ------

          (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

          (b) All elections shall be determined by a plurality vote and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present or represented by proxy and actually voting on such other matters.

                                   ARTICLE III


                                   DIRECTORS

          Section 1.  General Powers; Number; Tenure.  The business of the
                      ------------------------------
Corporation shall be managed by its Board of Directors which may exercise all powers of the Corporation and perform all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors constituting the whole Board of Directors shall be not less than 3 nor more than
8. Thereafter, within the limits above specified, the number of directors shall be determined by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and shall qualify. Directors need not be stockholders.

          Section 2.  Vacancies.  If any vacancies occur in the Board of
                      ---------
Directors, or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders.

          Section 3.  Removal; Resignation.
                      --------------------

          (a) A director may be removed for cause by the procedure hereinafter provided. Before any director may be removed for cause, written charges specifying the alleged cause, signed by at least one director, shall be filed with the Secretary, a copy thereof shall be served on the director charged, and he shall be given the opportunity, at a meeting of the Board of Directors held not less than 5 days after such service, to be heard on the subject of such charges. The affirmative vote of a majority of the entire Board of Directors shall be necessary to effect such removal.

          (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

          Section 4.  Place of Meeting. The Board of Directors may hold meetings
                      ----------------
either within or without the State of Delaware.

          Section 5.  Meetings. Meetings of the Board of Directors may be called
                      --------
by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors on at least 2 days' prior written notice delivered to each director, either personally or by mail, by facsimile, or by telegram. The notice shall set forth the time, date, place and purpose of each such meeting.

          Section 6.  Quorum. At all meetings of the Board of Directors three-
                      ------
quarters (3/4) of the number of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 7.  Compensation. Directors shall be entitled to such
                      ------------
compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

          Section 8.  Action by Consent.  Any action required or permitted to be
                      -----------------
taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of the proceedings.

                                   ARTICLE IV


                                   COMMITTEES

          Section 1.  Committees.  The Board of Directors, by resolutions
                      ----------
adopted by a majority of the whole Board, may appoint such committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.

          Section 2.  Vacancies; Changes; Discharge.  The Board of Directors
                      -----------------------------
shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any such committee.

          Section 3.  Compensation.  Members of any committee shall be entitled
                      ------------
to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting.

          Section 4.  Action by Consent.  Any action required or permitted to be
                      -----------------
taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

                                    ARTICLE V


                                    NOTICES

          Section 1.  Form; Delivery. Whenever, under the provisions of law, the
                      --------------
Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice to a director may also be given personally or by facsimile or telegram sent to his address as it appears on the records of the Corporation. Notice given by mail shall be deemed given three business days following the deposit of a notice in the United States mail; notice given via personal delivery shall be deemed given when actually received; notice given by telecopy shall be deemed given upon receipt of a machine-generated confirmation of successful completion of transmission of the telecopy message and notice delivered via overnight courier will be deemed delivered the following business day.

          Section 2.  Waiver. Whenever any notice is required to be given under
                      ------
the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting prior to the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting, prior to the commencement of the meeting, such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                   ARTICLE VI


                                    OFFICERS

          Section 1.  Designations.  The officers of the Corporation shall be
                      ------------
chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Executive or Senior Vice Presidents, one or more additional vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers and agents as it shall deem necessary. All officers of the Corporation shall hold their offices for such terms and shall exercise such power and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

          Section 2.  Term of Office; Removal.  The Board of Directors at its
                      -----------------------
first meeting after each annual meeting of stockholders shall choose a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers as the Board of Directors shall deem appropriate. The officers of the Corporation shall hold office until their successors are chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

          Section 3.  Compensation.  The salaries of all officers of the
                      ------------
Corporation shall be fixed by the Board of Directors.

          Section 4.  The Chairman of the Board.  The Chairman shall preside at
                      -------------------------
all meetings of the Board of Directors which he shall attend.

          Section 5.  (a)  The Chief Executive Officer.  The Chief Executive
                           ---------------------------
Officer shall have general charge of the business and affairs of the Corporation subject to the policies of the Board of Directors. It shall be the Chief Executive Officer's duty to attend to the business of the Corporation and maintain strict supervision over all of its affairs and interests. The Chief Executive Officer shall keep the Board of Directors fully advised about the affairs and conditions of the Corporation, and shall manage and operate the business of the Corporation pursuant to and in accordance with such policies as may be prescribed from time to time by the Board of Directors. The Chief Executive Officer shall, subject to the approval of the Board, hire and fix the compensation of all employees and agents of the Corporation (other than the officers listed in this Article VI, unless such power is delegated to the Chief Executive Officer by the Board of Directors), and any persons thus hired shall be removable at the Chief Executive Officer's pleasure. Unless the Board of

Directors by resolution shall otherwise provide, the Chief Executive Officer may delegate in writing such of the Chief Executive Officer's powers as the Chief Executive Officer deems appropriate to other officers, employees, and agents of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders. The Chief Executive Officer shall have and exercise direct charge of the general supervision of all business and affairs of the Corporation and subject to the control of the Board of Directors shall perform all duties incident to the office of the Chief Executive Officer of a corporation, and such other duties as may be assigned by the Board of Directors.

          (b) Unless otherwise prescribed by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

          Section 6.  The President.  The President shall be the Chief Operating
                      -------------
Officer of the Corporation and shall perform all duties incident to the office of the President, subject to the direction of the Chief Executive Officer and the Board of Directors.

          Section 7.  The Vice Presidents.  The Vice President (or in the event
                      -------------------
there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the Chief Executive Officer and the President and perform such other duties and have such other powers as may from time to time be prescribed by the Chief Executive Officer and the Board of Directors.

          Section 8.  The Secretary.  The Secretary shall attend all meetings of
                      -------------
the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Chief Executive Officer and the Board of Directors. He shall have custody of the seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

          Section 9.  The Assistant Secretary.  The Assistant Secretary (or in
                      -----------------------
the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Chief Executive Officer and the Board of Directors.

          Section 10.  The Treasurer.  The Treasurer shall have the custody of
                       -------------
the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer and the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer at annual meetings of the Board, or whenever he may require it, an account of all of the Treasurer's transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have such other duties and have such other powers as may from time to time be prescribed by the Chief Executive Officer and the Board of Directors.

          Section 11.  The Assistant Treasurer.  The Assistant Treasurer (or in
                       -----------------------
the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Chief Executive Officer and the Board of Directors.

                                   ARTICLE VII


                               INDEMNIFICATION OF

                   OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

          Section 1.  Action, Other Than by or in the Right of the Corporation.
                      --------------------------------------------------------
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or trustee of the Corporation, or that, being or having been such a director, officer, employee or trustee, he is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                           ---- ----------
its equivalent -- shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Action, by or in the Right of the Corporation.  The
                      ---------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense, settlement or appeal of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

          Section 3.  Determination of Right of Indemnification.  No
                      -----------------------------------------
indemnification under Section 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board by a majority vote of directors who were not parties to such action, suit or proceedings, even though less than a quorum or
(ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

          Section 4.  Indemnification Against Expenses of Successful Party.
                      ----------------------------------------------------
Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses incurred in connection therewith.

          Section 5.  Advances of Expenses.  Except as limited by Section 6 of
                      --------------------
this Article, expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or investigation or any appeal therein shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of disinterested directors, or (if there are no such directors or such directors so direct) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person did not act in good faith and in a manner that such person believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its shareholders.

          Section 6.  Right of Agent to Indemnification Upon Application;
                      ---------------------------------------------------
Procedure Upon Application.  Any indemnification under Sections 1, 2, and 4, or
--------------------------
advance under Section 5 of this Article, shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless with respect to applications under Sections 1, 2, and 5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event there are no such disinterested directors, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

          Section 7.  Contribution.  In order to provide for just and equitable
                      ------------
contribution in circumstances in which the indemnification provided for in this
Article is held by a court of competent jurisdiction to be unavailable to an indemnitee in whole or in part, the Corporation shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements or otherwise, and in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Agent, contribute to the payment of Agent's losses to the extent that, after other contributions are taken into account, such losses exceed: (i) in the case of a director of the

Corporation or any of its subsidiaries who is not an officer of the Corporation or any of such subsidiaries, the amount of fees paid to him for serving as a director during the 12 months preceding the commencement of the suit, proceeding or investigation; or (ii) in the case of a director of the Corporation or any of its subsidiaries who is also an officer of the Corporation or any of such subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for service in such office(s) during the 12 months preceding the commencement of the suit, proceeding or investigation; or
(iii) in the case of an officer of the Corporation or any of the subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such suit, proceeding or investigation.

          Section 8.  Other Rights and Remedies. The indemnification provided by
                      -------------------------
this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

          Section 9.  Insurance.  Upon resolution passed by the Board, the
                      ---------
Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

          Section 10.  Constituent Corporations.  For the purposes of this
                       ------------------------
Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving

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

corporation, so that any person who is or was a director, officer, employee, or trustee of such a constituent corporation or who, being or having been such a director, officer, employee or trustee, is or was serving at the request of such constituent corporation as a director, officer, employee, trustee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          Section 11.  Other Enterprises, Fines, and Serving at Corporation's
                       ------------------------------------------------------
Request.  For purposes of this Article, references to "other enterprises" in
-------
Sections 1 and 7 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

          Section 12.  Savings Clause.  If this Article or any portion hereof
                       --------------
shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

                                  ARTICLE VIII


                               STOCK CERTIFICATES

          Section 1.  Form; Signatures.
                      ----------------

          (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chief Executive Officer or the President and the

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

Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number, and class (and series, if any), of shares owned by him, and bearing the seal of the Corporation. Such seal may be a facsimile. Where a certificate is manually signed (i) by transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

          (b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions, may have imprinted thereon a notation to such effect, as shall be determined by the Board of Directors.

          Section 2.  Registration of Transfer.  Upon surrender to the
                      ------------------------
Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

          Section 3.  Registered Stockholders.
                      -----------------------

          (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of capital stock to receive dividends or other distributions and to vote as such owner, a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

          (b) Stockholders are responsible for giving written notice to the Corporation or the transfer agent and registrar, if any, of any change or name or address, and failure to do so shall relieve the Corporation, its directors, officers and agents, and its transfer agent and registrar, if any, of liability for failure to send notices or pay dividends or other distributions to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation or by the transfer agent and registrar, if any.

          Section 4.  Record Date.  In order that the Corporation may determine
                      -----------
the stockholders of record who are entitled to notice of or vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 5.  Lost, Stolen or Destroyed Certificates.  The Board of
                      --------------------------------------
Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                   ARTICLE IX


                               GENERAL PROVISIONS

          Section 1.  Dividends. Subject to the provisions of the Certificate of
                      ---------
Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any meeting, pursuant to law, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

          Section 2.  Reserves.  The Board of Directors shall have full power,
                      --------
subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund in its absolute judgment and discretion.

          Section 3.  Fiscal Year.  The fiscal year of the Corporation shall
                      -----------
begin on June 1 in each calendar year and end on May 31 in the following calendar year.

          Section 4.  Seal.  The corporate seal shall have inscribed thereon the
                      ----
name of the Corporation, and the words "Corporate Seal, Delaware".

                                    ARTICLE X


                                   AMENDMENTS

          These Bylaws may be altered, amended or repealed or new Bylaws may be adopted (a) at any annual or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of a majority of the shares entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting; or (b) by the affirmative vote of a majority of the whole Board of Directors at any meeting of the Board provided that notice of the proposal to make, alter or repeal these Bylaws, or to adopt new Bylaws, was included in the notice of the directors' meeting at which such action takes place.

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